Exhibit 99.1

CROWDGATHER, INC. ANNOUNCES NEW CFO APPOINTMENT

Woodland Hills, CA.  September 26, 2012 --- One of the leading networks of forum communities on the Internet, CrowdGather (OTCQB:CRWG), today announced that the Company’s Board of Directors appointed Jonathan Weiss to serve as Chief Financial Officer, effective September 24, 2012, thereby replacing the Company’s previous Chief Financial Officer, Gaurav Singh.

Mr. Weiss, a CPA with a BBA in Accounting from Emory University, has approximately 20 years of related finance and accounting experience, and most recently headed up finance and business operations for a Bay Area Internet startup, Xtranormal. Prior to that, Mr. Weiss was Chief Financial Officer of Sandbox Industries, based in Chicago, where he helped provide strategic financial management for a hybrid venture capital firm engaged in healthcare fund management, new business incubation, and new business accelerators. Mr. Weiss was also a regional CFO for a Goldman Sachs Partners Company, USI Holdings, and began his career as an auditor with Arthur Andersen LLP.

"We are excited to welcome Jonathan to the CrowdGather family even as our former CFO, Gaurav Singh, heads on to other opportunities," said Sanjay Sabnani, CrowdGather’s Chairman and CEO. "CrowdGather is entering a new, dynamic phase and we are building the right team for our needs as we scale ahead of the business opportunity in front of us.  Jonathan joins other relatively recent additions to CrowdGather's management including our VP of Advertising and VP of Operations, and his expertise will serve us well as we seek to build a forum centric advertising network on behalf of our partners."

Gaurav Singh, the founding Chief Financial Officer of the Company, resigned on September 24, 2012, to pursue new entrepreneurial endeavors. Mr. Singh’s departure does not result from any disagreement with CrowdGather on any matter relating to CrowdGather’s operations, policies, or practices.

About CrowdGather, Inc.

With its growing portfolio of special interest forums and enthusiast message board communities, CrowdGather (www.crowdgather.com) has created a centralized network to benefit forum members, forum owners, and forum advertisers. CrowdGather provides a highly interactive and informational social network for members, a management and revenue-sharing resource for third-party forum owners, and a largely untapped advertising network for marketers worldwide.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects”, “will”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; general economic, industry and market sector conditions; the ability to generate increases revenues from the Company’s forums; the ability to obtain additional financing to implement the Company's long-term growth strategy; the ability to manage the Company's growth; the ability to develop and market new technologies to respond to rapid technological changes; competitive factors in the market(s) in which the Company operates; and other events, factors and risks disclosed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

###

For additional information, please contact:

Investor Contact:   Sanjay Sabnani
                                  Phone: 818-435-2472 x 101
                                  Email: sanjay@crowdgather.com

Media Contact:       Stacy Dimakakos
                                  Phone: 917-981-5501
                                  Email: stacy@publicworldwide.com